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                                                                    Exhibit 23.2

                      Consent of Independent Accountants



The Board of Directors
Diametrics Medical, Inc.:

We consent to incorporation by reference of our report dated January 15, 1997, relating to the combined financial statements as of and for the years ended November 30, 1995 and 1994 of the Biomedical Sensors Business of Pfizer, Inc., which report appears in Form 8-K/A of Diametrics Medical, Inc., dated June 25, 1997 filed with the United States Securities and Exchange Commission.



                                                /s/ KPMG

London, England
August 8, 1997